UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   November 25, 2008

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2008, the shareholders of CBRL Group, Inc. (the “Company”) approved amendments to the Amended and Restated Stock Option Plan (the “A&R Plan”) and the CBRL 2002 Omnibus Incentive Compensation Plan (the “Omnibus Plan”).

The A&R Plan allows shares of the Company’s common stock to be optioned and sold to employees (including officers) of the Company.  The A&R Plan is filed as Exhibit 10(g) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 1999, which is incorporated herein by this reference.  Recently, the A&R Plan had not been used for option grants to the Company’s senior executives because the potential tax benefits to the Company would have been limited or possibly eliminated by applicable United States federal tax law.  The amendment approved by the shareholders on November 25, 2008 limits to 250,000 the number of shares of the Company’s common stock that may be optioned under the A&R Plan to any employee during any fiscal year.  The amendment is intended to ensure that the tax benefits that the Company will receive when stock options granted to senior executives under the A&R Plan are exercised are not limited or eliminated.  This will allow greater flexibility in granting options to senior executives in that shares available under the A&R Plan may now be used for senior executives without loss of the applicable tax benefits.

The Omnibus Plan is a comprehensive incentive plan approved by the Company’s shareholders in 2002.  The Omnibus Plan provides for various stock and option awards and also provides for limited cash awards.  The Omnibus Plan also sets forth a list of general performance criteria that may be utilized when structuring awards that are intended to be tax deductible under United States federal tax law.  The Omnibus Plan and the prior amendment to the Omnibus Plan are filed, respectively, as Exhibits 10(i) to each of our Annual Reports on Form 10-K for the fiscal years ended August 1, 2003 and July 29, 2005, and are incorporated herein by this reference.

The Company’s shareholders approved two amendments to the Omnibus Plan that are intended to provide greater flexibility in structuring awards that are deductible by the Company  under United States federal tax law.  Initially, the shareholders approved adding to the list of general performance criteria that may be used when structuring awards under the Omnibus Plan the following:

•	satisfaction of specified business expansion goals;
•	diversity goals;
•	turnover;
•	specified objective social goals;
•	hiring or retention of high-potential employees or executives;
•	growth in locations; and
•	brand positioning goals.

2

Additionally, the Company’s shareholders approved increasing the maximum cash award limit under the Omnibus Plan from $1 million to $5 million.  Without the increase, a cash award (even if performance-based) under the Omnibus Plan in excess of $1 million would not have been deductible under United States federal tax law.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 2, 2008	CBRL GROUP, INC.

		By:	/s/ N.B. Forrest Shoaf
		Name:	N.B. Forrest Shoaf
		Title:	Senior Vice President, Secretary and General Counsel

4